UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 5, 2006

PROXYMED, INC.

(Exact name of registrant as specified in its charter)

Florida	000-22052	65-0202059
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation)		No.)

1854 Shackleford Court, Suite 200,
Norcross, Georgia 30093-2924
(Address of principal executive offices)

(770) 806-9918
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of
Principal Officers

(b) On October 5, 2006, ProxyMed, Inc. d/b/a MedAvant Healthcare Solutions (“MedAvant”), accepted the resignation of Braden R. Kelly from the Board of Directors. Mr. Kelly’s resignation did not relate to any disagreement with MedAvant on any matter related to MedAvant’s operations, policies or practices. Mr. Kelly was the Acting Chairman of the Board of Directors and also served as a member of MedAvant’s Compensation
Committee.

A copy of MedAvant’s press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibit.
(d)	Exhibits
Exhibit No.	Description
99.1	Press release of MedAvant dated October 11, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProxyMed, Inc.

Date:	October 11, 2006	/s/ John G. Lettko

John G. Lettko
President and Chief Executive Officer

EXHIBIT 99.1

Investor Relations Contact:	Media Contacts:
Emily Pietrzak	Sarah Zimmerman
MedAvant Healthcare Solutions	MedAvant Healthcare Solutions
925-765-4410	404-368-2598
epietrzak@medavanthealth.com	szimmerman@medavanthealth.com

MEDAVANT ANNOUNCES RESIGNATION OF ACTING BOARD CHAIR

ATLANTA, GA. -- (October 11, 2006) -- MedAvant Healthcare Solutions (NASDAQ: PILL), a
leader in healthcare technology and transaction services, today announced the immediate resignation of Braden R. Kelly, acting Chairman of the Board and Managing Director for General
Atlantic LLC. Investment entities affiliated with General Atlantic currently own approximately
25% of MedAvant and have been represented on the MedAvant Board since 2002.

“Braden has been a valuable contributor to the Board of Directors and we will miss his guidance,”
said John Lettko, President and CEO of MedAvant. “However, given General Atlantic’s recent announcement of its intent to acquire a 52% interest in Emdeon Business Services, we all felt this was appropriate. We will address the Chairman position during our regularly scheduled Board meeting in mid-October.”

“I have enjoyed working with the MedAvant team and my fellow board members. I wish
MedAvant continued success in the future,” said Kelly.

Continued Lettko, “We do not expect this to have a significant impact on our business. We will continue to invest our energy and capital in building closer relationships with providers and delivering innovative, real-time processing solutions that support a simpler reimbursement process.”

About MedAvant Healthcare Solutions

MedAvant, a leader in healthcare technology services, provides healthcare transaction processing, medical cost containment services through NPPN™, business process outsourcing solutions and related value-added products to physicians, payers, pharmacies, medical laboratories, and other healthcare suppliers. To facilitate these services, MedAvant operates Phoenix(SM), a highly scalable and secure national information platform, which supports real-time direct connectivity and transaction processing between healthcare clients. For more information about MedAvant, please visit the Company's website at http://www.medavanthealth.com. MedAvant is a trade name of
ProxyMed, Inc.

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Forward Looking Statement

Statements in this release that are "forward-looking statements" are based on current expectations and assumptions that are subject to risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates,"
"intends," "plans," "believes," "estimates," and similar expressions. Actual results could differ materially from projected results because of factors such as: the soundness of our business strategies relative to the perceived market opportunities; MedAvant's ability to successfully develop, market, sell, cross-sell, install and upgrade its clinical and financial transaction services and applications to current and new physicians, payers, medical laboratories and pharmacies; the ability to compete effectively on price and support services; MedAvant's ability and that of its business associates to perform satisfactorily under the terms of its contractual obligations, and to comply with various government rules regarding healthcare and patient privacy; entry into markets with vigorous competition, market acceptance of existing products and services, changes in licensing programs, product price discounts, delays in product development and related product release schedules, any of which may cause revenues and income to fall short of anticipated levels; the availability of competitive products or services; the continued ability to protect the company's intellectual property rights, implementation of operating cost structures that align with revenue growth; uninsured losses; adverse results in legal disputes resulting in liabilities; unanticipated tax liabilities; the effects of a natural disaster or other catastrophic event beyond our control that results in the destruction or disruption of any of our critical business or information technology systems. Any of these factors could cause the actual results to differ materially from the guidance given at this time. For further cautions about the risks of investing in MedAvant, we refer you to the documents MedAvant files from time to time with the Securities and Exchange Commission, including, without limitation, its most recently filed Annual Report on Form 10-
K/A. MedAvant does not assume, and expressly disclaims, any obligation to update information contained in this document. Although this release may remain available on our website or elsewhere, its continued
availability does not indicate that we are reaffirming or confirming any of the information contained herein.

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